Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 29 and Amendment No. 33 to the Registration Statement on Form N-1A of GreenFi Redwood Fund and to the use of our report dated November 26, 2025 on the financial statements and financial highlights of the GreenFi Redwood Fund, a series of  GreenFi Funds Trust, appearing in Form N-CSR for the year ended September 30, 2025, which are also incorporated by reference into the Registration Statement.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
January 28, 2026